UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2014

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

 (504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Form 8-K is incorporated by reference to this Item.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Line of Credit

On September 12, 2014, Smith-Midland Corporation (the "Company") completed the refinance of its matured line of credit with Summit Community Bank for $2,000,000, as evidenced by a promissory note, under substantially the same terms and in the same amount as its previous line of credit. The loan is collateralized by a first lien position on the Company's accounts receivable and inventory and a second lien position on all other business assets. The interest rate is equal to the Wall Street Journal prime rate with an initial rate of 4.49% and a floor of 4.49% per annum, adjustable every month with interest only payments due on a monthly basis. The loan matures on September 12, 2015. Advances on the line of credit are made at the request of the Company. There are currently no outstanding borrowings under the line of credit.

Key provisions of the line of credit require the Company, (i) to obtain bank approval for capital expenditures in excess of $1,000,000 during the term of the loan; (ii) to obtain bank approval prior to its funding any acquisition and (iii) to obtain bank approval prior to the payment of cash dividends on the Company's common stock.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Promissory Note, the Commitment Letter, the Commercial Loan Application - Summary and the Commercial Security Agreement, copies of which are attached hereto as exhibits 10.1,10.2, 10.3, and 10.4, respectively, and are incorporated herein by reference.

Equipment Purchase Commitment

On October 12, 2014, the Company received a Commitment Letter from Summit Community Bank to provide a guidance line of credit specifically to purchase business equipment in the amount of $1,000,000. The commitment provides for the purchase of equipment with advances limited to 80% of the cost of equipment and a minimum advance of $50,000 for which a promissory note will be executed. The promissory note will have a term not to exceed five years and an interest rate at the Wall Street Journal prime rate plus .5% with a floor of 4.49% per annum. The loan is collateralized by a first lien position on all equipment purchased under the line. The commitment for the guidance line of credit matures on October 13, 2015. No advances have been made to the Company as of this date.

The key provisions of the guidance line of credit are the same as those of the Summit Community Bank line of credit more fully described above.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter and Commercial Loan Application - Summary, copies of which are attached hereto as exhibits 10.5 and 10.6, respectively, and are incorporated herein by reverence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2015
SMITH-MIDLAND CORPORATION

By: /s/ William A. Kenter
William A. Kenter Chief Financial Officer

SMITH-MIDLAND CORPORATION
Exhibit to Current Report on Form 8-K
March 19, 2015

Item 9.01	Financial Statements and Exhibits

Exhibit No	Exhibit Description
10.1	Promissory Note, dated September 12, 2014, in the amount of $2,000,000 issued by the Company to Summit Community Bank.
10.2	Commitment Letter related to the line of credit dated October 12, 2014.
10.3	Commercial Loan Application - Summary related to the line of credit dated August 1, 2014.
10.4	Commercial Security Agreement related to the line of credit dated September 12, 2014.
10.5	Commitment Letter related to the guidance line of credit dated October 12, 2014
10.6	Commercial loan Application - Summary related to the guidance line of credit dated August 1, 2014.